SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 12, 2005
Date of Report (Date of earliest event reported)

TSI, Inc.
(Exact name of small business issuer as specified in its charter)

Commission file number  0-2054

Montana					81-0267738
(State of Incorporation)		(IRS Employer Identification
	                                 Number)

128 Second Street South, Great Falls, Montana   59405
(Address of Principal Executive Offices)

(406) 727-2600
(Issuer's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below)

[   ]   Written communications pursuant to Rule 425 under the Securities
         Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b)
        under the Exchange Act (17 CFR 240.14d-2(b)).

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION
                    OF ASSETS.

Pursuant to the Sale and Purchase Agreement dated July 12, 2005,
Registrant sold certain assets and the business operation of its First Montana Title Company of Billings subsidiary, a Montana Corporation, to FMT of Billings, LLC, a Montana limited liability company.

The assets are described as tangible personal property, title plant, goodwill , other intangible personal property and covenant not to compete.

The consideration received for the sale of First Montana Title Company of Billings assets was a cash payment of $2,700,000. The consideration received was determined by arms-length negotiations between FMT of Billings, LLC and the Registrant's subsidiary.

No prior relationships existed between the Registrant and FMT of Billings, LLC or their shareholders, directors, officers and associates.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.  Not applicable.

(b) Pro forma financial information. Registrant plans to file pro forma financial information within 75 days of the transaction date.


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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.



Dated:	July 15, 2005			TSI, Inc.



                                       By /s/John Ross
				       John Ross
                                       President

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